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                                                       EXHIBIT 21.1 SUBSIDIARIES


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                                                    Direct or Indirect       Percentage Owned
                                                   --------------------      ----------------

   Cybernet Internet
   Dienstleistungen AG
   Germany                                                 Direct                  100%

   Vianet
   Telekommunikations AG
   Austria                                                 Direct                  100%

   Eclipse S.p.A.
   Italy                                                   Direct                  100%

   Cybernet Internet
   Beteiligungsgesellschaft GmbH
   Germany                                                 Indirect                100%

   OpenNet Internet
   Solutions GmbH
   Germany                                                 Indirect                100%

   Cybernet E-Commerce
   GmbH & Co. KG
   Germany                                                 Indirect                100%

   SunWeb Internet
   Services SIS AG
   Switzerland                                             Direct                   51%

   Cybernet Italia S.p.A (formerly Flashnet)               Direct                  100%
   Italy

   Novento Telecom AG
   Germany                                                 Direct                  100%

   Cybernet Network
   Services GmbH
   Germany                                                 Direct                  100%

   Cybernet Network
   Services GmbH
   Switzerland AG                                          Indirect                100%

   SunWeb Internet
   Services GmbH
   Germany                                                 Indirect                100%

   Cybernet Network
   Services GmbH
   Austria                                                 Indirect                100%

   Superweb AG                                             Indirect                100%

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